                                                                     EXHIBIT 4.5

                    NOTICE OF PUT, OFFICER'S CERTIFICATE AND
                MODIFICATION OF PUT AGREEMENT TERMS FOR THIS PUT

     Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), hereby provides notice (the "Put Notice") to the parties set forth in the schedule attached as Exhibit A ("Schedule") to this Put Notice (the "Investors") of the exercise of its Put right pursuant to the Put Agreement dated October 26, 2001 (the "Put Agreement") by and between the Company and the Investors. The amount of the put purchase price applicable to each Investor at the closing of the Put is also set forth in the Schedule.

     The undersigned, L. Peter Larson, Executive Vice President and Chief Financial Officer of the Company, hereby certifies:

     1.1 The securities to be issued in conjunction with this Put Notice ("Put Securities") will be issued on substantially the same terms and conditions, including the indemnification provisions and the registration rights, of the Subscription Agreement by and between the Company and the Investors dated October 26, 2001 (the "October Subscription Agreement"), as modified and superceded by the Subscription Agreement by and between the Company and certain investors dated January __, 2002 (the "January Subscription Agreement"), other than the security interest described in those documents and except for Section 12 thereof. The Put Securities will be unsecured. Where the October Subscription Agreement and the January Subscription Agreement conflict, the January Subscription Agreement shall control.

     1.2 The representations and warranties of the Company contained in the October Subscription Agreement, as modified and superceded by the January Subscription Agreement, are true and accurate as of the date of this Put Notice as if such representations and warranties had been made on the closing date of the Put ("Put Closing Date").

     1.3 The covenants and undertakings of the Company as set forth in the October Subscription Agreement, as modified and superceded by the January Subscription Agreement, are true and accurate as of the date of this Put Notice as if such representations and warranties had been made on the Put Closing Date.

     1.4 The legal opinion requested by the Investors will be provided by facsimile delivery to Grushko & Mittman, P.C., the escrow agent, on the Put Closing Date and by overnight delivery to same for receipt by the next business day following the Put Closing Date.

     Based upon the agreement of the parties and as acknowledged by the execution of this Put Notice by the Company and the Investors, the Company and the Investors agree that:

     2.1 Notwithstanding Section 5 of the Put Agreement, the $5,000,000 aggregate maximum amount of funds available pursuant to the Put Agreement will not be reduced in connection with the maximum $10,000,000 offering described in the October Subscription Agreement and January Subscription Agreement nor in connection with up to $5,000,000 of additional unsecured convertible notes to be issued pursuant to a subscription agreement dated on or about January 30, 2002, on substantially the same terms as described in the January Subscription Agreement.

     2.2 Notwithstanding the proportionate share percentage listed for each Investor in Schedule A of the Put Agreement, the proportion of the put purchase price allocable to each Investor pursuant to this Put Notice will be as listed in the attached Schedule. Puts to be made in the future in connection with the remaining put amount of $3,671,000 (after reflecting this Notice of Put) shall be made to the Investors in the Proportionate Shares set forth on Schedule A to the Put Agreement.

                  [Remainder of page intentionally left blank.]

     Effective as of the 30th day of January, 2002.

                                       ADVANCED AERODYNAMICS &
                                       STRUCTURES, INC.


                                    By:
                                       -----------------------------------------
                                       L.Peter Larson
                                       Executive Vice President and Chief
                                       Financial Officer



------------------------------         -----------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT       ESQUIRE TRADE & FINANCE
- "Investor"                           INC. - "Investor


------------------------------         -----------------------------------------
AUSTINVEST ANSTALT BALZERS             AMRO INTERNATIONAL, S.A.
- "Investor"                           - "Investor"


------------------------------         -----------------------------------------
THE SHAAR FUND LTD. - "Investor"       THE ENDEAVOUR CAPITAL
                                       INVESTMENT FUND, S.A. - "Investor"


------------------------------         -----------------------------------------
STONESTREET LIMITED PARTNERSHIP        KESHET L.P. - "Investor"
- "Investor"


------------------------------         -----------------------------------------
THE KESHET FUND L.P. - "Investor"      LAURUS MASTER FUND LTD. - "Investor"


------------------------------         -----------------------------------------
NESHER LTD. - "Investor"               TALBIYA B. INVESTMENTS LTD.
                                       - "Investor"

                            SCHEDULE A TO PUT NOTICE
                            ------------------------

------------------------------------------------------- -------------------------- --------------------- -------------------
INVESTOR                                                AMOUNT OF PUT              WARRANTS              WARRANTS
                                                                                   PURCHASE              PURCHASE
                                                                                   PRICE $.30            PRICE $.25
------------------------------------------------------- -------------------------- --------------------- -------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT                        $325,000.00                325,000               325,000
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
------------------------------------------------------- -------------------------- --------------------- -------------------
ESQUIRE TRADE & FINANCE, INC.                           -0-                        -0-                   -0-
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.
Fax: 011-41-41-760-1031
------------------------------------------------------- -------------------------- --------------------- -------------------
AUSTINVEST ANSTALT BALZERS                              -0-                        -0-                   -0-
Landstrasse 938
9494 Furstentums
Balzers, Liechtenstein
Fax: 011-534-534100
------------------------------------------------------- -------------------------- --------------------- -------------------
AMRO INTERNATIONAL, S.A.                                $200,000.00                200,000               200,000
C/o Ultra Finanz Ltd.
Grossmuensterplatz 6, P.O. Box 4401
Zurich, CH-8022, Switzerland
Fax: 011-411-252-5515
------------------------------------------------------- -------------------------- --------------------- -------------------
THE SHAAR FUND LTD.                                     $100,000.00                100,000               100,000
C/o Herrick Feinstein, LLP
2 Park Avenue
New York, New York 10022
Fax: 212-
------------------------------------------------------- -------------------------- --------------------- -------------------
THE ENDEAVOUR CAPITAL INVESTMENT FUND, S.A.             $254,000.00                254,000               254,000
Cumberland House
27 Cumberland Street, Nassau
New Providence, The Bahamas
Fax: 1-284-494-3917
------------------------------------------------------- -------------------------- --------------------- -------------------
STONESTREET LIMITED PARTNERSHIP                         $450,000.00                450,000               450,000
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989
------------------------------------------------------- -------------------------- --------------------- -------------------
KESHET L.P.                                             -0-                        -0-                   -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
------------------------------------------------------- -------------------------- --------------------- -------------------
THE KESHET FUND L.P.                                    -0-                        -0-                   -0-
135 West 50th Street, Suite 1700
New York, New York 10020
Fax: 212-541-4434
------------------------------------------------------- -------------------------- --------------------- -------------------
LAURUS MASTER FUND LTD.                                 -0-                        -0-                   -0-
C/o Onshore Corporate Services Ltd.
P.O. Box 1234 G.T.
Queensgate House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877
------------------------------------------------------- -------------------------- --------------------- -------------------
NESHER LTD.                                             -0-                        -0-                   -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
------------------------------------------------------- -------------------------- --------------------- -------------------
TALBIYA B. INVESTMENTS LTD.                             -0-                        -0-                   -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
------------------------------------------------------- -------------------------- --------------------- -------------------
TOTAL                                                   $1,329,000.00              1,329,000             1,329,000
------------------------------------------------------- -------------------------- --------------------- -------------------

                            SCHEDULE B TO PUT NOTICE
                            ------------------------
                                   PUT CLOSING
                                   -----------

------------------------------------------------------------------ ---------------------------- -------------------------
FINDER                                                             UNSECURED NOTE               WARRANTS TO
                                                                   FINDER'S FEE                 PURCHASE
                                                                                                COMMON
                                                                                                SHARES
------------------------------------------------------------------ ---------------------------- -------------------------
LUCRATIVE INVESTMENTS                                              $54,240.00                   154,971
Ajeltake Island
P.O. Box 1405
Majuro Marshall Island, M.H. 96960
Fax: 011-35041555
------------------------------------------------------------------ ---------------------------- -------------------------
SAM ROTHMAN                                                        -0-                          -0-
14 Valencia Drive
Monsey, New York 10952
Fax:
------------------------------------------------------------------ ---------------------------- -------------------------
LIBRA FINANCE, S.A.                                                $38,000.00                   108,571
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
------------------------------------------------------------------ ---------------------------- -------------------------
AMRO INTERNATIONAL, S.A.                                           $8,000.00                    22,858
C/o Ultra Finanz Ltd.
Grossmuensterplatz 6, P.O. Box 4401
Zurich, CH-8022, Switzerland
Fax: 011-411-252-5515
------------------------------------------------------------------ ---------------------------- -------------------------
THE ENDEAVOUR CAPITAL INVESTMENT FUND, S.A.                        $10,160.00                   29,028
Cumberland House
27 Cumberland Street, Nassau
New Providence, The Bahamas
Fax: 1-284-494-3917
------------------------------------------------------------------ ---------------------------- -------------------------
STONESTREET LIMITED PARTNERSHIP                                    $22,500.00                   64,286
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989
------------------------------------------------------------------ ---------------------------- -------------------------
TOTAL                                                              $132,900.00                  379,714
------------------------------------------------------------------ ---------------------------- -------------------------